UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 18, 2011

PRIME SUN POWER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

866-523-5551
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change and Increase in Authorized Shares of Common Stock

Prime Sun Power Inc. (the “Company”) has filed two amendments (the “Amendments”) to its Certificate of Incorporation with the Nevada Secretary of State.  These Amendments shall (i) change the Company’s name to 3Power Energy Group Inc.; and (ii) shall increase the Company’s authorized shares from One  Hundred Million (100,000,000) Shares to Three Hundred Million (300,000,000) Shares.  The Amendments shall be effective on March 30, 2011.

The Amendments were recommended by the Company’s Board of Directors as of February 4, 2011.  The Company’s majority shareholder, Rudana Investment Group AG, approved the Amendments by written consent as of February 4, 2011.  Rudana owns 20,498,638 shares of the Company’s common stock, which represents 51.1% of the Company’s issued and outstanding common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 3.3	Certificate of Amendment to Articles of Incorporation.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIME SUN POWER INC.

By:	/s/ Toby Durrant
Name: Toby Durrant
Title: Chief Investment Officer, Acting President and Acting Chief Financial Officer

Date: March 29, 2011